SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2013

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the terms of the Second Modified Fifth Amended Plan of Reorganization (the “Plan”) of Ambac Financial Group, Inc. (the “Company”), the official committee of unsecured creditors (the “Creditors’ Committee”) retained the right to nominate one additional director to the Company’s Board of Directors within 60 days of the effective date of the Plan, which occurred on May 1, 2013. After receiving notice from the Creditors’ Committee that it designated Eugene Bullis as the new board nominee in accordance with the terms of the Plan, the Company appointed Mr. Bullis to the Board on May 31, 2013. Other than as described above, there was no arrangement or understanding between Mr. Bullis and any other person pursuant to which Mr. Bullis was appointed as a director of the Company. It is anticipated that Mr. Bullis will be appointed to serve on the Audit Committee. No information is required to be disclosed with respect to Mr. Bullis pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: June 6, 2013

	By:	/s/ Stephen M. Ksenak
Stephen M. Ksenak, General Counsel